                         PRINCIPAL INVESTORS FUND, INC.
                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
                       AMERICAN CENTURY SUB-ADVISED FUNDS

AGREEMENT executed as of the 19th day of September, 2006 by and between
PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the
Manager"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware
corporation (hereinafter called "the Sub-Advisor").

                              W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of
Principal Investors Fund, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the
"1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each of the Series of the Fund identified in Appendix A hereto (each hereinafter called "the Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

     (a) Management Agreement (the "Management Agreement") with the Fund;

     (b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

     (c) The Fund's Articles of Incorporation and By-laws;

     (d) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

     1.  Appointment of Sub-Advisor

         In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in
         Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the
         Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2. Obligations of and Services to be Provided by the Sub-Advisor

         (a)   Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

         (b)   Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board) a description of its
               LargeCap Growth and LargeCap Value investment strategies, with the understanding that the strategies are similar or identical to those used for other funds managed by the Sub-Advisor. The
               Manager shall ensure that the strategy is consistent with the
               Series' investment objective and policies prior to presenting the recommendation to the Board of Directors.

         (c)   Implement the approved investment strategy by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the
               provisions of the Fund's Certificate of Incorporation and Bylaws
               and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

         (d)   Advise and assist the officers of the Fund, as reasonably
               requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of
               Directors, and any appropriate committees of such Board,
               regarding the general conduct of the investment business of the
               Series.

         (e)   Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem
               appropriate and as agreed by the Sub-Advisor in order to enable the Board to determine that the investment policies, procedures and approved investment program of the Series are being observed.
               It is generally expected that such reports will be made on a quarterly basis, in a format used with the level of detail agreed upon by the parties.

         (f)   Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

         (g)   Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and
               (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Series.

         (h)   Open accounts with broker-dealers and future commission merchants
               ("broker-dealers"),   select   broker-dealers   to   effect   all
               transactions  for the  Series,  place all  necessary  orders with broker-dealers or issuers (including affiliated  broker-dealers),
               and  negotiate   commissions,   if  applicable.   To  the  extent
               consistent with  applicable law,  purchase or sell orders for the
               Series  may  be  aggregated  or,  if  appropriate,  crossed  with contemporaneous  purchase or sell orders of other  clients of the
               Sub-Advisor.  If any trades are crossed,  Sub-Advisor  may charge the Fund for reasonable  expenses  incurred in such  cross-trade, excluding  brokerage  commissions,  fees  (other  than  customary transfer fees) or other  remuneration paid in connection with the transaction.  A transaction  fee charged by a custodial bank will be  considered  a  customary  transfer  fee for  purposes of this agreement.  In such event,  allocation  of  securities so sold or purchased,  as well as the expenses  incurred in the transaction, will be made by the  Sub-Advisor in a manner  consistent with the
               Sub-Advisor's  allocation policy and its fiduciary obligations to the Fund and to other  clients.  The  Sub-Advisor  will report on such  allocations at the request of the Manager,  the Fund or the
               Fund's  Board of  Directors  providing  such  information  as the number of aggregated  trades to which the Series was a party, the broker-dealers  to whom such trades were  directed  and the basis for the  allocation for the aggregated  trades.  The  Sub-Advisor shall use its best efforts to obtain  execution  of  transactions for the Series at prices which are advantageous to the Series and at  commission  rates  that are  reasonable  in  relation  to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they  provide  brokerage,  research  or other  services  or products  to the  Sub-Advisor.  To the extent consistent  with applicable law, the Sub-Advisor may pay a broker or dealer an amount of  commission  for  effecting  a  securities transaction  in excess  of the  amount  of  commission  or dealer spread  another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of  commission is reasonable in relation to the value of the brokerage and research  products and/or services  provided by such broker or dealer.  This  determination,  with  respect to brokerage and research products and/or services, may be viewed in terms  of  either  that  particular  transaction  or the  overall responsibilities  which the  Sub-Advisor  and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products
               need  be  used  by  the   Sub-Advisor  in  managing  the  Series.
               Notwithstanding the foregoing, nothing in this Agreement shall be construed to require the  Sub-Advisor to use any broker or dealer that provides brokerage,  research or other services,  nor to use any broker or dealer that the Manager may recommend. In addition, joint  repurchase  or other  accounts  may not be utilized by the
               Series except to the extent  permitted  under any exemptive order obtained by the Sub-Advisor  provided that all conditions of such order are complied with.

          (i)  Maintain  all  accounts,  books and records  with  respect to the
               Series as are required of an  investment  advisor of a registered investment  company  pursuant  to the  1940  Act  and  Investment
               Adviser's Act of 1940 (the  "Investment  Adviser's Act"), and the
               rules thereunder,  and furnish the Fund and the Manager with such quarterly  and  special  reports  as  the  Fund  or  Manager  may reasonably  request.  In compliance with the requirements of Rule
               31a-3 under the 1940 Act, the Sub-Advisor  hereby agrees that all records that it maintains  for the Series are the property of the
               Fund,  agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains  for the Account and that are  required to be  maintained  by Rule 31a-1 under the
               1940 Act, and further  agrees to  surrender  promptly to the Fund any records that it maintains  for the Series upon request by the
               Fund or the Manager.  The Sub-Advisor has no  responsibility  for the  maintenance  of Fund records  except  insofar as is directly related to the services provided to the Series.

         (j)   Observe and comply with Rule 17j-1 under the 1940 Act and the
               Sub-Advisor's Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics.
               Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor's Code of Ethics.

         (k)   From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund and the Sub-Advisor shall agree. The
               Sub-Advisor will make available appropriate representatives to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice to review the investments of the
               Series once a year.

         (l)   Provide such information as is customarily provided by a
               sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Investment Advisers
               Act, the Securities Act of 1933, as amended (the "Securities
               Act"), and any state securities laws, and any rule or regulation thereunder.

          (m)  Perform  quarterly and annual tax compliance tests to monitor the
               Series' compliance with Subchapter M of the Code. The Sub-Advisor shall  notify the Manager  immediately  upon having a  reasonable basis  for  believing  that  the  Series  has  ceased  to  be  in compliance  or that it might not be in  compliance in the future.
               If it is determined that the Series is not in compliance with the requirements  noted above, the Sub-Advisor,  in consultation with the  Manager,  will take  prompt  action to bring the Series back
               into  compliance  (to  the  extent   possible)  within  the  time
               permitted under the Code.

          (n)  Maintain,   in  connection  with  the  Sub-Advisor's   investment
               advisory services  obligations,  compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series'  investment  strategy and restrictions as stated in the Fund's  prospectus  and  statement of additional information.

          (o)  Notify  the  Manager  of  the  filing  of any  amendments  to the
               Sub-Advisor's  Form ADV  contemporaneously  with  filing  of such documents with the  Securities  and Exchange  Commission or other regulator agency.

     3.  Prohibited Conduct

         In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by
         Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

     4.  Compensation

         As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Series, the Manager shall pay the compensation specified in Appendix A to this Agreement.

     5.  Liability of Sub-Advisor

         Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the
         Sub-Advisor's investment discretion in connection with selecting investments for the Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement and/or any insurance, securities or other laws and rules applicable to the management and marketing of the Fund, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.

         The Manager agrees that subject to the investment objective, investment policies and investment restrictions of the Series as set forth in the
         Fund's registration statement as in effect from time to time, the
         Sub-Advisor's adherence to a LargeCap Growth or LargeCap Value investment style generally used by the Sub-Advisor in managing its other LargeCap Growth or LargeCap Value Funds, shall not be considered a failure by Sub-Advisor to use its best judgment, efforts and advice under this Agreement.

     6.  Supplemental Arrangements

         The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this
         Agreement for the provision of certain personnel and facilities to the
         Sub-Advisor, subject to written notification to and approval of the
         Manager and, where required by applicable law, the Board of Directors of the Fund.

     7.  Regulation

         The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this
         Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

     8.  Manager's Representations

         The Manager represents and warrants that (i) it is registered as an investment adviser under the Investment Advisers Act and will continue to be so registered for so long as this Agreement remains in effect;
         (ii) it is not prohibited by the 1940 Act or the Investment Advisers
         Act from performing the services contemplated by this Agreement; (iii)
         it has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) it has the authority to enter into and perform the services contemplated by this Agreement, and (v) it will immediately notify the Sub-Advisor of the occurrence of any event that would disqualify the Manager from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     9.  Duration and Termination of This Agreement

         This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the
         Fund cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the
         Series. It shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance
         Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

         If the shareholders of the Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the
         1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

         This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor,
         the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment or upon termination of the Management Agreement, provided the Sub-Advisor has received prior written notice of such termination. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a)
         of the 1940 Act (particularly the definitions of "interested person,"
         "assignment" and "voting security") shall be applied.

     10. Indemnification

          (a)  The  Sub-Advisor  agrees  to  indemnify  and  hold  harmless  the
               Manager,  any  affiliated  person  within the  meaning of Section
               2(a)(3) of the 1940 Act ("affiliated  person") of the Manager and each person,  if any who, within the meaning of Section 15 of the
               Securities  Act  controls  ("controlling  persons")  the Manager, against  any and all  losses,  claims,  damages,  liabilities  or litigation,  including  reasonable  legal expenses  (collectively
               "Losses")  to which  the  Manager  or such  affiliated  person or controlling  person of the Manager may become  subject  under the
               Securities Act, the 1940 Act, the Investment  Advisers Act, under any other  statute,  law,  rule or  regulation  at common  law or otherwise,  arising  out  of the  Sub-Advisor's  responsibilities hereunder  (1) to the  extent of and as a result  of the  willful misconduct,  bad faith, or gross  negligence by the  Sub-Advisor, any of the  Sub-Advisor's  employees  or  representatives  or any affiliate of or any person  acting on behalf of the  Sub-Advisor;
               or (2) as a result of any untrue  statement  of a  material  fact contained in the Registration Statement,  including any amendment thereof  or any  supplement  thereto,  or the  omission  to state therein  a  material  fact  required  to  be  stated  therein  or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon and in conformity with  written  information  furnished by the  Sub-Advisor  to the
               Manager specifically for use therein; provided,  however, that in no case is the Sub-Advisor's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager deemed to protect  such person  against any  liability to which any such
               person   would   otherwise   be  subject  by  reason  of  willful
               misconduct,  bad faith or gross  negligence in the performance of its  duties  or by  reason  of  its  reckless  disregard  of  its obligations and duties under this Agreement.

          (b)  The  Manager   agrees  to   indemnify   and  hold   harmless  the
               Sub-Advisor,  any affiliated person and any controlling person of the Sub-Advisor,  if any, against any and all Losses to which the
               Sub-Advisor or such  affiliated  person or controlling  person of the  Sub-Advisor may become subject under the Securities Act, the
               1940 Act, the  Investment  Advisers Act, under any other statute, law, rule or regulation, at common law or otherwise,  arising out of the Manager's  responsibilities  as investment  manager of the
               Fund  (1)  to  the  extent  of and  as a  result  of the  willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any  untrue  statement  of  a  material  fact  contained  in  the
               Registration  Statement,  including any amendment  thereof or any supplement  thereto,  or the omission to state therein a material fact  required  to be stated  therein  or  necessary  to make the statement therein not misleading;  provided,  however, that in no case is the Manager's  indemnity in favor of the  Sub-Advisor  or any affiliated  person or controlling  person of the  Sub-Advisor deemed to protect such person  against any liability to which any such  person  would  otherwise  be  subject  by reason of willful misconduct,  bad faith or gross  negligence in the performance of its  duties  or by  reason  of  its  reckless  disregard  of  its obligations  and duties under this  Agreement.  It is agreed that the Manager's indemnification obligations under this Section will extend to  expenses  and costs  (including  reasonable  attorneys fees)  incurred by the  Sub-Advisor as a result of any litigation brought by the  Manager  alleging  the  Sub-Advisor's  failure to perform its  obligations  and duties in the manner required under this Agreement unless judgement is rendered for the Manager.

     11. Amendment of this Agreement

         No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life
         Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

     12. General Provisions

         (a)  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for
              convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (b)  Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be
              Principal Financial Group, Des Moines, Iowa 50392-0200, and the
              address of the Sub-Advisor shall be 4500 Main Street, Kansas City,
              MO 64111, Attention: General Counsel.

         (c)  The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

              (1) the Sub-Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

              (2) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body,
                  involving the affairs of the Series.

         (d)  The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, any applicable investment restrictions imposed by state insurance laws and regulations, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and
              responsibilities hereunder.

         (e)  The Manager will provide Sub-Advisor promptly with any changes to the Fund's Articles of Incorporation, By-laws, registration statement, policies, procedures, instructions, and any other document relevant to the Sub-Advisor's management of the Series.
              The parties agree that the Sub-Advisor is not responsible for compliance with any such changes until notified and provided with a written copy of such change.

         (f)  This Agreement contains the entire understanding and agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                            PRINCIPAL MANAGEMENT CORPORATION

                                        /s/ Michael J. Beer
                            By ____________________________________________
                               Michael J. Beer, Executive Vice President

                            AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                                        /s/ William M. Lyons
                            By ____________________________________________
                               William M. Lyons, President

                                   APPENDIX A

     The Sub-Advisor shall serve as investment sub-advisor for the Partners
LargeCap Growth Fund II, Partners LargeCap Growth Fund and the Partners LargeCap
Value Fund II of the Fund. The Manager will pay the Sub-Advisor, as full compensation for all services provided under this Agreement, a fee computed at an annual rate as follows (the "Sub-Advisor Percentage Fee"):

                                                                             Sub-Advisor Fee as a
                           Series                                       Percentage of Daily Net Assets

         Partners LargeCap Growth Fund II             First $50,000,000..........................................0.450%
                                                      Next $200,000,000........................................  0.400%
                                                      Next $500,000,000........................................  0.350%
                                                      Above $750,000,000......................................   0.300%

                                                                             Sub-Advisor Fee as a
                           Series                                       Percentage of Daily Net Assets

         Partners LargeCap Growth Fund                First $50,000,000..........................................0.450%
                                                      Next $200,000,000........................................  0.400%
                                                      Next $500,000,000........................................  0.350%
                                                      Above $750,000,000......................................   0.300%

                                                                             Sub-Advisor Fee as a
                           Series                                       Percentage of Daily Net Assets

         Partners LargeCap Value Fund II              First $200,000,000.......................................  0.400%
                                                      Next $300,000,000.......................................   0.350%
                                                      Next $250,000,000.......................................   0.300%
                                                      Above $750,000,000.....................................    0.280%

     In calculating the fee for a Series, assets of any existing unregistered separate account of Principal Life Insurance Company and any existing investment company sponsored by Principal Life Insurance Company to which the Sub-Advisor provides investment advisory services and which have the same investment mandate as the Series, will be combined (together, the "Aggregated Assets"). The fee charged for the assets in the Series shall be determined by calculating a fee on the value of the Aggregated Assets using the above fee schedule and multiplying the aggregate fee by a fraction, the numerator of which is the amount of assets in the Series and the denominator of which is the amount of the Aggregated
Assets.

     The Sub-Advisor Percentage Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be wired monthly to the Sub-Advisor, and shall be accompanied or supplemented by such supportive documentation as the
Sub-Advisor may reasonably request. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described above and multiplying this product by the net assets of the Series as determined in accordance with the Series' prospectus and statement of additional information as of the close of business on the previous business day on which the Series was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.